EHHIBIT 10(G)

                                 SECOND AMENDMENT TO
                        AMENDED AND RESTATED CREDIT AGREEMENT


          THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ( this "Amendment" or "Second Amendment") has been executed as of the ____ day of August, 1998 (the "Second Amendment Effective Date") by DMI FURNITURE, INC., a Delaware corporation (the "Company"), DMI MANAGEMENT, INC. ("Guarantor") and BANK ONE, INDIANA, NATIONAL ASSOCIATION (the "Bank").

                                       RECITALS

          1. The Company and the Bank are parties to an Amended and Restated Credit Agreement, dated October 3, 1997, which was amended by a First Amendment to Amended and Restated Credit Agreement, dated as of July 2, 1998 (as in effect immediately prior to the execution of this Amendment, the "Existing Agreement").

          2. The Company has requested the Bank to amend the Existing Agreement, effective as of the Second Amendment Effective Date, as set forth in this Second Amendment, and the Bank has agreed to so amend the Existing Agreement, subject to the terms and conditions of this Second Amendment.

                                      AGREEMENT

          NOW, THEREFORE, in consideration of the Recitals and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged by each of the parties to this Second Amendment, it is agreed as follows:

          1. DEFINITIONS. Terms which are defined in the Existing Agreement shall have the same meanings in this Amendment as are ascribed to them in the Existing Agreement, as amended hereby, excepting only those terms which are expressly defined in this Amendment, which shall have the meanings ascribed to them in this Amendment.

          2.     AMENDMENTS TO EXISTING AGREEMENT.

          (a)  AMENDMENTS TO DEFINITIONS.   Each of the following definitions
which are set forth in Section 1.01 of the Existing Agreement are amended and restated in their respective entireties as of the Second Amendment Effective Date to read as follows:

     "ADVANCE" means a disbursement of proceeds of the Revolving Loan or either of the Term Loans.

     "AGREEMENT" means this Amended and Restated Credit Agreement, as amended by the First Amendment and the Second Amendment, and as may be further amended, modified, supplemented and/or restated from time to time and at any time.

     "APPLICABLE SPREAD II" means that number of percentage points to be taken into account in determining the rate per annum at which interest will accrue on Term Loan A and Term Loan B, which shall be determined by reference to the Ratio of Total Funded Debt to EBITDA in accordance with the following table:

                                   If determining      If determining
               Ratio of Total       a LIBOR-based      a Prime-based
               Funded Debt           Rate on the         Rate on the
               to EBITDA               Term Loan          Term Loan
               --------------      --------------       -------------
               4.00 and above             2-1/2%            1/4 %
               3.50 to 3.99               2-1/4%              0 %
               3.00 to 3.49               2 %                 0 %
               2.50 to 2.99               1-3/4 %             0 %
               less than 2.50             1-1/2%              0 %

     Applicable Spread II shall be determined on the Second Amendment Effective Date on the basis of the Ratio of Total Funded Debt to EBITDA in effect on the Second Amendment Effective Date (which the Company and the Bank agree for purposes of Applicable Spread II is greater than 4.0 as of the Second Amendment Effective Date and funding of the Term Loans) and shall be redetermined and adjusted as of the close of each fiscal quarter of the Company thereafter, concurrently with any adjustment to the Ratio of Total Funded Debt to EBITDA (as provided in the definition of Ratio of Total Funded Debt to EBITDA in this Agreement), with such redetermined Applicable Spread II to be effective for the entire fiscal quarter of the Company which immediately follows each such fiscal quarter.

     "LOAN" means the Revolving Loan, the Term Loan, Term Loan A, Term Loan B, any Remarketing Reimbursement Loan-1993 Bonds, or any Remarketing Reimbursement Loan-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Loans or any combination of them, as the context requires.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Revolving Note, Term Note A, Term Note B, the Security Agreement, the Mortgages, the Mortgage Amendments, the Guaranty, the Reimbursement Agreements, all other instruments, agreements and documents executed and delivered or to be delivered by the Company pursuant to or by virtue of this Agreement and any and all interest hedging agreements which at any time from and after the Closing Date may be made between the Company and the Bank, as each may be amended, modified, extended, renewed, supplemented and/or restated from time to time and at any time, and when used in the singular form, means any of the Loan Documents, as the context requires.

     "NOTES" means the Revolving Note, the Term Note, Term Note A, Term Note B, any Remarketing Reimbursement Note-1993 Bonds, or any Remarketing Reimbursement Note-1994 Refunding Bonds, as the context requires, and when used in the plural form refers to all of the Notes or any combination of them, as the context requires.

          (b) PARTIAL AMENDMENT OF DEFINITIONS. The definition of "Applicable Spread I" in Section 1.01 of the Existing Agreement is amended, effective as of the Second Amendment Effective Date, by deleting the phrase "3.50 to 399" in the second line of the lefthand column thereof and replacing same with the phrase "3.50 to 3.99". In addition, the word "ov" in the third line from the bottom of paragraph (a) of the definition of "Change in Control" is deleted, as of the Second Amendment Effective Date, and replaced with the word "of".

          (c) NEW DEFINITIONS. Section 1.01 of the Existing Agreement amended, effective as of the Second Amended Effective Date, by adding thereto the following new definitions:

     "CLASS C PREFERRED SHARES" is used as defined in Section 2.04(a).

     "NET REQUIRED ANNUAL MINIMUM REDEMPTION AMOUNT" means the Required Annual Minimum Redemption Amount, less the principal amount of 1993 Bonds actually redeemed by the 1993 Trustee during the twelve (12) calendar months immediately prior to the 1994 Redemption Date for which the Net Required Annual Minimum Redemption Amount is being calculated pursuant to the Company's having exercised its option with respect thereto pursuant to
     Section 3.01(a)(2) of this Agreement.

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                                        -68-

     "1993 REDEMPTION DATE" is used as defined in Section 3.01(a)(2).

     "1994 REDEMPTION DATE" is used as defined in Section 3.01(b)(2).

     "REQUIRED ANNUAL MINIMUM REDEMPTION AMOUNT" means for any consecutive twelve (12) month period beginning on or after October 1, 1999, the principal sum of $1,400,000.00, less the principal amount of payments actually made by the Company on Term Loan A during the twelve (12) month period immediately preceding any date of calculation thereof.

     "SCHEDULED TERM LOAN A MATURITY DATE" means May 31, 2002, or such subsequent date to which the Company and the Bank may hereafter agree.

     SCHEDULED TERM LOAN B MATURITY DATE" means August 31, 2003, or such subsequent date to which the Company and the Bank may hereafter agree.

     "SECOND AMENDMENT" means the Second Amendment to Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, executed by the Company, Guarantor and the Bank.

     "SECOND AMENDMENT EFFECTIVE DATE" is used as defined in the Preamble.

     "TERM LOAN A" is used as defined in Section 2.04(a).

     "TERM LOAN A MATURITY DATE" means the earlier of (i) the Scheduled Term Loan A Maturity Date, and (ii) that date upon which the Bank accelerates payment of Term Loan A in accordance with Section 8.02 of this Agreement.

     "TERM LOAN B" is used as defined in Section 2.05(a).

     "TERM LOAN B MATURITY DATE" means the earlier of (i) the Scheduled Term Loan B Maturity Date, and (ii) that date upon which the Bank accelerates payment of Term Loan B in accordance with Section 8.02 of this Agreement.

     "TERM LOANS" means Term Loan A and Term Loan B.

     "TERM NOTE A" is used as defined in Section 2.04(b).

     "TERM NOTE B" is used a defined in Section 2.05(b).

          (d) PARTIAL AMENDMENT OF SECTION 2.02(c). The phrase "LIBOR-based Rate" in the nineteenth (19th) line of Section 2.02(c) of the Existing Agreement is deleted, as of the Second Amendment Effective Date, and replaced with the phrase "London Interbank Offered Rate."

          (e) PARTIAL AMENDMENT OF SECTION 2.03(f). The phrase "Applicable Documentary Letter of Credit Fee Percentage" in the third (3rd) line of Section 2.03(f) of the Existing Agreement is deleted as of the Second Amendment Effective Date, and replaced with the phrase "Applicable Documentary Letter of Credit Commission Rate."

          (f) AMENDMENT OF SECTION 2.04. Section 2.04 of the Existing Agreement is amended and restated, effective as of the Second Amendment Effective Date, in its entirety to read as follows:

          "SECTION 2.04  TERM LOAN A.

          (a) TERM LOAN A -- GENERAL. The Bank agrees, subject to the terms and conditions of this Agreement, to loan to the Company the maximum principal amount of Five Million Three Hundred Thousand and 00/00 Dollars ($5,300,000.00) for the term period beginning on the Second Amendment Effective Date and ending on the Term Loan A Maturity Date ("TERM LOAN A"). Term Loan A under this Agreement is a continuation and increase, on amended terms, of the "Term Loan" extended to the Company by the Bank under the Existing Agreement, and the Company affirms, acknowledges and agrees that the unpaid principal balance of the Term Loan as of the Second Amendment Effective Date is $2,960,310.00.

               The Bank agrees, subject to the terms and conditions of this Agreement, to make an Advance or Advances to the Company under Term Loan A on or after the Second Amendment Effective Date, provided that such Advance(s) must be made on or before August 28, 1998, in a principal amount not to exceed the aggregate of sum of $2,300,000.00 to be used by the Company to partially finance the redemption by the Company of a portion of the Company's Class C Convertible Preferred Stock Series (the "Class C Preferred Shares") on or before August 31, 1998.

          (b) TERM NOTE A/PAYMENTS. The Obligation of the Company to repay Term Loan A shall be evidenced by a promissory note executed by the Company to the Bank in the form of EXHIBIT "A" attached to the Second Amendment (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, "TERM NOTE A"). The principal of Term Loan A shall be repayable in equal monthly installments from and after the Second Amendment Effective Date until the Term Loan A Maturity Date, each in an amount
          equal to the principal sum of $116,666.67, plus interest.   Such
          monthly installments shall be due and payable on the last Banking Day of September, 1998, and on the last Banking Day of each successive calendar month thereafter until the Term Loan A Maturity Date, at which time the entire principal balance of Term Loan A and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of Term Loan A may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Fifty Thousand Dollars ($50,000) and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payable under Term Loan A in the inverse order of their maturities.

          (d) INTEREST ON TERM LOAN A. The principal amount of Term Loan A outstanding from time to time shall bear interest until the Term Loan A Maturity Date at a rate per annum equal to the Prime Rate, plus Applicable Spread II, except that at the option of the Company, exercised from time to time as provided in this Agreement, interest may accrue prior to maturity on that portion or on the entire outstanding balance of Term Loan A as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate (for an Interest Period selected by the Company as provided in this Agreement), plus Applicable Spread II, provided that an election of a LIBOR-based Rate for an Interest Period extending beyond the Scheduled Term Loan A Maturity Date shall be permitted only at the discretion of the Bank. From and after the Term Loan A Maturity Date, and until paid in full, Term Loan A shall bear interest at a per annum rate equal to the Prime Rate, plus Applicable Spread II, plus two percent (2%) per annum, except that as to any portion of Term Loan A for which the Company may have elected a LIBOR-based Rate for an Interest Period that has not expired at the Term Loan A Maturity Date, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate, plus Applicable
               Spread II, plus two percent (2%) per annum or the London Interbank Offered Rate then in effect, plus Applicable Spread II, plus two percent (2%) per annum. Each change in the rate of interest to be charged with reference to a Prime-based Rate shall become effective on the date of each change in the Prime Rate. Each change in the rate of interest to be charged with reference to a LIBOR-based Rate shall become effective without notice on the commencement of each Interest Period based on the London Interbank Offered Rate for that Interest Period then in effect. With respect to that portion of Term Loan A, if any, which bears interest at the Prime-based Rate, accrued interest shall be due and payable monthly on the last Banking Day of each month until the Term Loan A Maturity Date. With respect to these portions of

          (e) Term Loan A that bear interest LIBOR-based Rates, accrued interest shall be due and payable
          (f) on the last day of each Interest Period (except that if the Interest Period is six months, the accrued interest shall be due on the 90th day of such Interest Period and then on the last day of such Interest Period) until the Term Loan A Maturity Date. On the Term Loan A Maturity Date, the entire unpaid principal balance of Term Loan A evidenced by Term Note A and all unpaid, accrued interest thereon, shall be due and payable in full without demand. From and after the Term Loan A Maturity Date, interest on Term Loan A shall be payable as accrued and without demand."

          (g) AMENDMENT OF SECTION 2.05. Effective as of the Second Amendment Effective Date, Section 2.05 of the Existing Agreement is amended by redesignating same as Section 2.06 and by inserting immediately prior thereto a new Section 2.05 which shall in its entirety read as follows:

          "SECTION 2.05.  TERM LOAN B.

          (a) TERM LOAN B - GENERAL. The Bank agrees, subject to the terms and conditions of this Agreement, to loan to the Company the maximum principal amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) for the term period beginning on the Second Amendment Effective Date and ending on the Term Loan B Maturity Date ("Term Loan B"). Term Loan B is a new credit, not previously extended to the Company pursuant to the Existing Agreement.

               The Bank agrees, subject to the terms and conditions of this Agreement, to make an Advance or Advances to the Company under Term Loan B on or after the Second Amendment Effective Date, provided that such Advance(s) must be made on or before August 28, 1998, in a principal amount not to exceed the aggregate sum of $1,500,000.00 to be used by the Company to partially finance the redemption by the Company of a portion of the Company's Class C preferred Shares on or before August 31, 1998.

          (b) TERM NOTE B/PAYMENTS. The Obligation of the Company to repay Term Loan B shall be evidenced by a promissory note executed by the company to the Bank in the form of Exhibit "B" attached to the Second Amendment (as the same may be amended, modified, extended, renewed, supplemented, replaced and/or restated from time to time and at any time, "Term Note B"). The principal of Term Loan B shall be repayable on the basis of a fifteen (15) year amortization schedule in equal monthly installments from and after the Second Amendment Effective Date until the Term Loan B Maturity Date, each in an amount equal to the principal sum of $8,333.33, plus interest. Such monthly installments shall be due and payable on the last Banking Day of September, 1998, and on the last Banking Day of each successive calendar month thereafter until the Term Loan B Maturity Date, at which time the entire principal balance of Term Loan B and all unpaid, accrued interest thereon, shall be due and payable in full without demand. Subject to the contemporaneous payment of any Prepayment Premium which would become due on account of any proposed prepayment, the principal of Term Loan B may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of Fifty thousand Dollars ($50,000.00) and provided further that all partial prepayments shall be applied to the latest maturing installments of principal payable under Term Loan B in the inverse order of their maturities.

          (c) INTEREST ON TERM LOAN B. The principal amount of Term Loan B outstanding from time to time shall bear interest until the Term Loan B Maturity Date at a rate per annum equal to the Prime Rate, plus Applicable Spread II, except that at the option of the Company, exercised from time to time as provided in this Agreement, interest may accrue prior to maturity on that portion or on the entire outstanding balance of Term Loan B as to which no LIBOR-based Rate previously elected remains in effect, at a LIBOR-based Rate (for an Interest Period selected by the Company as provided in this Agreement), plus Applicable Spread II, provided that an election of a LIBOR-based Rate for an Interest Period extending beyond the Scheduled Term Loan B Maturity Date shall be permitted only at the discretion of the Bank. From and after the Term Loan B Maturity Date, and until paid in full, Term Loan B shall bear interest at a per annum rate equal to the Prime Rate, plus Applicable Spread II, plus two percent (2%) per annum,

          (d) except that as to any portion of Term Loan B for which the Company may have elected a LIBOR-based Rate for an Interest Period that has not expired at the Term Loan B Maturity Date, such portion shall, during the remainder of such period, bear interest at the greater of the Prime Rate, plus Applicable
               Spread II, plus two percent (2%) per annum or the London Interbank Offered Rate then in effect, plus Applicable Spread II, plus two percent (2%) per annum. Each change in the rate of interest to be charged with reference to a Prime-based Rate shall become effective on the date of each change in the Prime Rate. Each change in the rate of interest to be charged with reference to a LIBOR-based Rate shall become effective without notice on the commencement of each Interest Period based on the London Interbank Offered Rate for that Interest Period then in effect. With respect to that portion of Term Loan B, if any, which bears interest at the Prime-based Rate, accrued interest shall be due and payable monthly on the last Banking Day of each month until the Term Loan B Maturity Date. With respect to these portions of the Term Loan B that bear interest LIBOR-based Rates, accrued interest shall be due and payable on the last day of each Interest Period (except that if the Interest Period is six months, the accrued interest shall be due on the 90th day of such Interest Period and then on the last day of such Interest Period) until the Term Loan B Maturity Date. On the Term Loan B Maturity Date, the entire unpaid principal balance of Term Loan B evidenced by Term Note B and all unpaid, accrued interest thereon, shall be due and payable in full without demand. From and after the Term Loan B Maturity Date, interest on Term Loan B shall be payable as accrued and without demand."

          (h) AMENDMENT TO SECTION 2.06. Effective as of the Second Amendment Effective Date, Section 2.06 of the Existing Agreement is hereby redesignated as
Section 2.07.

          (i) AMENDMENT OF SECTION 3.01(a)(2). Section 3.01(a)(2) of the Existing Agreement is amended and restated, effective as of the Second Amendment Effective Date, in its entirety to read as follows:

          "(2) PRINCIPAL DEPOSITS IN DESIGNATED ACCOUNT.     From and after the
          Second Amendment Effective Date, the Company shall exercise its option to cause the 1993 Trustee to redeem principal of the 1993 Bonds on the Interest Rate Adjustment Date nearest to, but not later than October 1st of each year, beginning on October 1, 1999 and continuing through October 1, 2003 (each such date being a "1993 REDEMPTION DATE"). The amount of each such redemption shall be an amount equal to the Required Annual Minimum Redemption Amount calculated as of the then current 1993 Redemption Date. The Company and the Bank agree that it is their intent that no optional redemption of the 1993 Bonds is to occur until Term Loan A has been paid and satisfied in full. On the Business Day of the first calendar month after payment in full of Term Loan A which is two (2) Business Days prior to an Interest Payment Date for the 1993 Bonds, and on the Business Day which is two
          (2) Business Days prior to an Interest Payment Date during each calendar month thereafter until the 1993 Bonds are paid in full, the Company shall deposit into the Designated Account, in addition to all other amounts required to be deposited into the Designated Account under the terms of this Agreement, an amount equal to one-twelfth (1/12 of) the Required Annual Minimum Redemption Amount of the 1993 Bonds that the Company will be required to redeem on the next following 1993 Redemption Date. The fact that any 1993 Redemption Date falls on or beyond the initial expiration date of the 1993 Direct-Pay Letter of Credit shall not be construed as a commitment on the part of the Bank to extend the 1993 Direct-Pay Letter of Credit beyond its original or any subsequent expiration date, and nothing herein shall be deemed or construed to be an extension of the maturity of the 1993 Bonds even if a balloon payment is required at the maturity of such 1993 Bonds."

          (j)  PARTIAL AMENDMENT OF SECTION 3.01(a)(3).  The first sentence of
Section 3.01 (a)(3) of the Existing Agreement is amended and restated, effective as of the Second Amendment Effective Date, in its entirety to read as follows:

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                                      -72-

               "COMMISSION AND TRANSACTION FEES. On the first Banking Day of each November, February, May and August of each year from and after the Second Amendment Effective Date (each of which days is hereafter referred to in this Section 3.01(a)(3) as a "COMMISSION DUE DATE"), the Company shall pay to the Bank a commission for maintaining the 1993 Direct-Pay Letter of Credit, computed on the adjusted 1993 Refunding Maximum Available Credit at a rate per annum equal to the Applicable Credit Enhancement Letter of Credit Commission Rate in effect for each Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date.". . .

          (k)  AMENDMENT OF SECTION 3.01(b)(2).   Section 3.01(b)(2) of the
Existing Agreement is amended and restated, effective as of the Second Amendment Effective Date, in its entirety to read as follows:

          "(2) PRINCIPAL DEPOSITS IN DESIGNATED ACCOUNT. From and after the Second Amendment Effective Date, the Company shall exercise its option to cause the 1994 Refunding Trustee to redeem principal of the 1994 Refunding Bonds on the Interest Rate Adjustment Date nearest to, but not later than June 1st of each year, beginning on June 1, 2000 and continuing through June 1, 2004 (each such date being a "1994 REDEMPTION DATE"). The amount of each such redemption shall be an amount equal to the Net Required Annual Minimum Redemption Amount calculated as of the then current 1994 Redemption Date. The Company and the Bank agree that it is their intent that no optional redemption of the 1994 Refunding Bonds is to occur until Term Loan A and the 1993 Bonds have been paid and satisfied in full. On the Business Day of the first calendar month after payment in full of Term Loan A and the 1993 Bonds which is two (2) Business Days prior to an Interest Payment Date for the 1994 Refunding Bonds, and on the Business Day which is two (2) Business Days prior to an Interest Payment Date during each calendar month thereafter until the 1994 Bonds are paid in full, the Company shall deposit into the Designated Account, in addition to all other amounts required to be deposited into the Designated Account under the terms of this Agreement, an amount equal to one twelfth (1/12) of the Net Required Annual Minimum Redemption Amount of the 1994 Refunding Bonds that the Company will be required to redeem on the next following 1994 Redemption Date. The fact that any 1994 Redemption Date falls on or beyond the initial expiration date of the 1994 Refunding Letter of Credit shall not be construed as a commitment on the part of the Bank to extend the 1994 Refunding Letter of Credit beyond its original or any subsequent expiration date, and nothing herein shall be deemed or construed to be an extension of the maturity of the 1994 Refunding Bonds even if a balloon payment is required at the maturity of such 1994 Refunding Bonds."

          (l)  PARTIAL AMENDMENT OF SECTION 3.01(b)(3).  The first sentence of
Section 3.01(b)(3) of the Existing Agreement is amended and restated, effective as of the Second Amendment Effective Date, in its entirety to read as follows:

               "COMMISSION AND TRANSACTION FEES. On the first Banking Day of each November, February, May and August of each year from and after the Second Amendment Effective Date (each of which days is hereafter referred to in this Section 3.01(b)(3) as a "COMMISSION DUE DATE"), the company shall pay to the Bank a commission for maintaining the 1994 Direct-Pay Letter of Credit, computed on the adjusted 1994 Maximum Available Credit at a rate per annum equal to the Applicable Credit Enhancement Letter of Credit Commission Due Date, for the period beginning on the Commission Due Date and ending on the next following Commission Due Date.". . .

          (m) PARTIAL AMENDMENT OF SECTION 6.01(b). The word "quarter" in the third line of Section 6.01(b)(2) of the Existing Agreement is deleted, as of the Second Amendment Effective Date, and replaced with the word "month".

          3. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Bank that:

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                                     -73-

               (a)(i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by the Company have been duly authorized by all necessary corporate action and do not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or writ presently in effect applying to the Company, or its articles of incorporation, or result in a breach of or constitute a default under any material agreement, lease or instrument to which the Company is a party or by which it or any of its properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or Governmental Authority, department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by the Company of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by the Company are the legal, valid and binding obligations of the Company, as a signatory thereto, and enforceable against the Company in accordance with the terms thereof.

          (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Article IV of the Agreement are true and correct on and as of the Second Amendment Effective Date with the same force and effect as if made on and as of the Second Amendment Effective Date, except that the representation in Section 4.01(d) of the Agreement shall be deemed to refer to the Financial Statements of the Company most recently delivered to the Bank prior to the Second Amendment Effective Date.

          (c) No Event of Default has occurred and is continuing or will exist under the Agreement as of the Second Amendment Effective Date.

          4. SPECIAL PROVISION. Anything in the Existing Agreement to the contrary notwithstanding, the Company and the Bank agreed for purposes of determination and application of Applicable Spread I that (i) the Ratio of Total Funded Debt to EBITDA as of the Second Amendment Effective Date and funding of the Term Loans in greater than 4.0; and (ii) the parties have agreed that pricing of the Revolving Loan shall immediately upon the Second Amendment Effective Date be increased to the highest defined tier (i.e., 2-1/2% if determining a LIBOR-based Rate and 1/4% if determining a Prime-based Rate), which rate spreads shall remain in effect until such time as a downward adjustment in rate is required pursuant to the terms of the definition of Applicable Spread I.

          5. CONDITIONS. The obligation of the Bank to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent on or before the Second Amendment Effective Date:

          (a) Copies, certified as of the Second Amendment Effective Date, of such corporate documents of the Company as the Bank may request evidencing necessary partnership action by the Company with respect to this Second Amendment and all other agreements or documents delivered pursuant hereto as the Bank may request.

          (b) This Amendment shall have been duly executed and delivered by the Company to the Bank and executed by the Bank.

          (c) The Company shall have duly executed and delivered to the Bank Term Note A and Term Note B in substantially the form and substance of the attached Exhibit "A" and Exhibit "B", respectively.

          (d) The Company shall have paid to the Bank the agreed commitment fee of $38,000.00, which is equal to one percent (1%) of the $3,800,000.00 total represented by the $2,300,000.00 increase included as a part of Term Loan A and the amount of Term Loan B.

          (e) The Company shall have paid all costs and expenses incurred by the Bank in connection with the negotiation, preparation and closing of this Amendment and the other documents and agreements delivered pursuant hereto, including the reasonable fees and out-of-pocket expenses of Messrs. Baker & Daniels, special counsel to the Bank.

          (f) The Bank shall have received such additional agreements, documents and certifications, fully executed by the Company, as may be reasonably requested by the Bank.

          6. SUPPLEMENTAL DOCUMENTS AND FURTHER ASSURANCES. The Company shall at any time on or after the Second Amendment Effective Date, and upon Bank's request, execute and deliver, or cause to be executed and delivered, such additional documents, agreements and instruments as may be reasonably required by the Bank or appropriate to give full force and effect to the intents and purposes of this Amendment and the Agreement, including but not limited to execution and delivery by the Company of further amendments to the Mortgage, so as to properly reflect the increased amount of Obligations owed by the Company as a result of the Bank having extended Term Loan A and Term Loan B to the Company. The Company's failure to comply with the terms of this Section 6 within thirty (30) days after the Bank's request shall at the Bank's sole discretion and election be deemed an Event of Default under Section 8.01 of the Agreement.

          7. GUARANTOR CONSENT AND AFFIRMATION. DMI Management, Inc., in its capacity as Guarantor under the Guaranty Agreement, by its execution of this Amendment, expressly consents to the execution, delivery and performance by the Company and the Bank of this Amendment and each of the other documents, instruments and agreements to be executed pursuant hereto, and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of its guaranty obligations or provide a defense, set-off, or counterclaim to it with respect to any of its obligations under the Guaranty Agreement or other Loan Documents. DMI Management, Inc., by its execution of this Amendment, affirms to the Bank that its Guaranty remains in full force and effect, is a valid and binding obligation of it, and continues to secure and support the Obligations (as the same may increase by virtue of this Amendment), the payment of which is guaranteed by it thereunder.

          8. BINDING ON SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

          9. GOVERNING LAW/ENTIRE AGREEMENT/SURVIVAL. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely within such state and without giving effect to the choice or conflicts of laws principles of any jurisdiction. This Amendment constitutes and expresses the entire understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether express or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and shall not be affected by any investigation made by any Person. Except as expressly provided otherwise in this Amendment, the Existing Agreement, as amended hereby, remains in full force and effect in accordance with its terms and provisions.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their respective authorized signatories as of the Second Amendment Effective Date.

                              BANK ONE, INDIANA,
                              NATIONAL ASSOCIATION


                              By:______________________________________
                                    Thomas W. Harrison, Vice President
                                                          (the "Bank")

                              DMI FURNITURE, INC.


                              By:______________________________________
                                 Joseph G. Hill, Vice President-Finance and
                                 Chief Financial Officer

                                                             (the "Company")


                              DMI MANAGEMENT, INC.


                              By:______________________________________
                                 Joseph G. Hill, Vice President-Finance and
                                 Chief Financial Officer

                                                           (the "Guarantor")


TERM NOTE A


$5,300,000.00                                     Dated:  August __, 1998
Indianapolis, Indiana                             Final Maturity: May 31, 2002


          FOR VALUE RECEIVED, on or before May 31, 2002, DMI FURNITURE, INC., a Delaware corporation ("Maker"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, 111 Monument Circle, Suite 1911, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of Five Million Three Hundred Thousand and 00/100 Dollars ($5,300,000.00), with interest thereon at the rates provided in and in accordance with the terms of the Amended and Restated Credit Agreement, dated October 30, 1997, as amended by First Amendment dated July 2, 1998 and Second Amendment dated the date hereof, by and between Maker and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

          This promissory note is "Term Note A" referred to in the Credit Agreement, to which reference is made for the terms upon which Maker may make prepayments from time to time and at any time prior to the maturity of this Term Note A and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Term Note A is or may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable.
 The principal of this Term Note A and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Term Note A shall be applied in accordance with the terms of the Credit Agreement.

          If any installment of principal or interest due under the terms of this Term Note A falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension. All amounts payable under this Term Note A shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

          The holder of this Term Note A, at its option, may make extensions of time for payment of the indebtedness evidenced by this Term Note A, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes (whether term, or otherwise) therefor, all without notice to Maker or any endorser(s), and Maker and all endorsers

Exhibit "A" hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Note A and each of them consents to all extensions of the time of payment hereof.

          MAKER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN MAKER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS TERM NOTE A OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE
LOAN DOCUMENTS.  The validity, interpretation and enforcement of this Term
Note A shall be governed by the internal laws of the state of Indiana without regard to the choice or conflicts of laws provisions of any jurisdiction.
Maker agrees that the courts of the State of Indiana located in Indianapolis, Indiana, and the federal courts located in the southern district of Indiana, Marion County, have exclusive jurisdiction over any and all actions and proceedings involving this Term Note A or any other agreement made in connection herewith and maker hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action or proceeding. Maker hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such action or proceeding, including any claim that such court is an inconvenient forum, and consents to service of process provided the same is in accordance with the terms hereof. Final judgment in any such proceeding after all appeals have been exhausted or waived shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. Maker and the Bank agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Term
Note A, any related document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association.
Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Maker's address having an AAA regional office, or at any other place selected by mutual agreement of the parties.
No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies.
Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

          If any installment of principal or interest due under the terms of this Term Note A is late by ten (10) days or more, Maker will be charged 5.0% of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Term Note A. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

          Executed and delivered this ____ day of August, 1998.


                              DMI FURNITURE, INC.,
                               a Delaware corporation

                              By:________________________________
                                 Joseph G. Hill, Vice President-Finance
                                 and Chief Financial Officer

                                                               ("Maker")


                                     TERM NOTE B


$1,500,000.00                                Dated:  August __, 1998
Indianapolis, Indiana                        Final Maturity: August 31, 2003


          FOR VALUE RECEIVED, on or before August 31, 2003, DMI FURNITURE, INC., a Delaware corporation ("Maker"), unconditionally promises to pay to the order of BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association (the "Bank"), at Bank One Center/Tower, 111 Monument Circle, Suite 1911, P.O. Box 7700, Indianapolis, Indiana 46277-0119, the principal sum of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), with interest thereon at the rates provided in and in accordance with the terms of the Amended and Restated Credit Agreement, dated October 30, 1997, as amended by First Amendment dated July 2, 1998 and Second Amendment dated the date hereof, by and between Maker and the Bank (referred to herein, as the same may hereafter be modified, amended, restated, and/or extended from time to time and at any time, as the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

          This promissory note is "Term Note B" referred to in the Credit Agreement, to which reference is made for the terms upon which Maker may make prepayments from time to time and at any time prior to the maturity of this Term Note B and the terms of any prepayment premiums or penalties which may be due and payable in connection therewith, and for the terms and conditions upon which the maturity of this Term Note B is or may be accelerated and the unpaid balance of principal and accrued interest thereon declared immediately due and payable. The principal of this Term Note B and all interest accruing thereon shall be due and payable by Maker on such dates and in accordance with the terms of the Credit Agreement. All amounts received on this Term Note B shall be applied in accordance with the terms of the Credit Agreement.

          If any installment of principal or interest due under the terms of this Term Note B falls due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day and interest will be payable at the applicable rate for the period of such extension. All amounts payable under this Term Note B shall be payable without relief from valuation and appraisement laws, and with all collection costs and attorneys' fees.

          The holder of this Term Note B, at its option, may make extensions of time for payment of the indebtedness evidenced by this Term Note B, or reduce the payments thereon, release any collateral securing payment of such indebtedness or accept a renewal note or notes (whether term, or otherwise) therefor, all without notice to Maker or any endorser(s), and Maker and all endorsers


                              Exhibit "B"

hereby severally consent to any such extensions, reductions, releases and renewals, all without notice, and agree that any such action shall not release or discharge any of them from any liability hereunder. Maker and endorser(s), jointly and severally, waive demand, presentment for payment, protest, notice of protest and notice of nonpayment or dishonor of this Term Note B and each of them consents to all extensions of the time of payment hereof.

          MAKER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN MAKER AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS TERM NOTE B OR ANY OTHER LOAN DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE LOAN DOCUMENTS. The validity, interpretation and enforcement of this Term Note B shall be governed by the internal laws of the state of Indiana without regard to the choice or conflicts of laws provisions of any jurisdiction. Maker agrees that the courts of the State of Indiana located in Indianapolis, Indiana, and the federal courts located in the southern district of Indiana, Marion County, have exclusive jurisdiction over any and all actions and proceedings involving this Term Note B or any other agreement made in connection herewith and maker hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action or proceeding. Maker hereby irrevocably and unconditionally waives any objection that it may now or hereafter have to the venue of any such action or proceeding, including any claim that such court is an inconvenient forum, and consents to service of process provided the same is in accordance with the terms hereof. Final judgment in any such proceeding after all appeals have been exhausted or waived shall be conclusive and may be enforced in other jurisdictions by suit on the judgment.

          Maker and the Bank agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Term Note B, any related document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Maker's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

          If any installment of principal or interest due under the terms of this Term Note B is late by ten (10) days or more, Maker will be charged 5.0% of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum $1,500.00 per late charge. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Term Note B. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

          Executed and delivered this ____ day of August, 1998.


                              DMI FURNITURE, INC.,
                              a Delaware corporation

                              By:________________________________
                                 Joseph G. Hill, Vice President-Finance
                                 and Chief Financial Officer

                                                               ("Maker")

                                  Page 80